UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2011

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
LNG Sale and Purchase Agreement
On October 26, 2011, Cheniere Energy Partners, L.P. (“Cheniere Partners”), a majority owned subsidiary of Cheniere Energy, Inc., issued a press release announcing the signing of an LNG Sale and Purchase Agreement (“SPA”) between Sabine Pass Liquefaction, LLC, a subsidiary of Cheniere Partners (“Sabine Liquefaction”), and BG Gulf Coast LNG, LLC (“BG”), an affiliate of BG Energy Holdings Limited (“BG Parent”).
Under the SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•
Sabine Liquefaction will sell and make available for delivery, and BG will take and pay for, cargoes of liquefied natural gas (“LNG”) with an annual contract quantity of 182,500,000 MMBtu (equivalent to approximately 3.5 million tonnes per annum (“mtpa”).

•
BG will pay Sabine Liquefaction a fixed sales charge of $2.25 per MMBtu for the full 182,500,000 MMBtu annual contract quantity regardless of whether BG purchases any cargoes of LNG. The fixed sales charge will be paid ratably on a monthly basis, and 15% of the fixed sales charge will be subject to annual adjustment for inflation.

•
BG will also pay Sabine Liquefaction a contract sales price for each MMBtu of LNG delivered under the SPA. The contract sales price will be equal to 115% of the final settlement price for the New York Mercantile Exchange Henry Hub natural gas futures contract for the month in which the relevant cargo is scheduled.

•
BG will have the right to cancel all or any part of a scheduled cargo of LNG by a timely advance notice, in which case BG will continue to be obligated to pay the full monthly fixed sales charge but will forfeit its right to receive the cancelled quantity and will not be obligated to pay the contract sales price for the forfeited quantity.

•	BG Parent has irrevocably guaranteed BG's payment obligations under the SPA.

•
The LNG delivery, payment and related provisions of the SPA will have a 20-year term, commencing on the date designated for the first commercial delivery of LNG. BG will have the right to extend the 20-year term for an additional period of up to 10 years.

•	The obligations of Sabine Liquefaction to proceed with the liquefaction project under the

•	SPA will become effective when the following conditions have been satisfied or waived:

◦	Sabine Liquefaction has received all regulatory approvals required for construction and operation of its first LNG liquefaction train and related facilities in Cameron Parish, Louisiana;

◦	Sabine Liquefaction has secured the necessary financing arrangements to construct and operate its first liquefaction train and related facilities;

◦	Sabine Liquefaction has taken a positive final investment decision to proceed with construction of its first LNG liquefaction train and related facilities;

◦	Sabine Liquefaction has in effect certain other agreements facilitating the actions contemplated by the SPA; and

◦	specified regulatory authorizations are in effect permitting Sabine Liquefaction to export LNG from the United States.

•
Sabine Liquefaction will designate the date for the first commercial delivery of LNG within the 180-day period commencing 50 months after the date the preceding conditions have been satisfied or waived.

BG would have the right to terminate the SPA if Sabine Liquefaction declared an event of force majeure (as defined and provided in the SPA, including certain changes to the export authorizations): (i) with respect to a period that had continued uninterrupted or was reasonably projected by Sabine Liquefaction to extend for 24 months and that had resulted or was reasonably projected by Sabine Liquefaction to result in a 50 percent or greater reduction in the annual contract quantity of LNG available to BG during that period; or (ii) one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in a 50 percent or greater reduction in the annual contract quantity of LNG available to BG during that period. BG would also have the right to terminate the SPA if, among other things: (i) BG declared an event of force majeure (as defined and provided in the SPA) with respect to governmental approvals and other specified matters and such force majeure continued for a period of 24 months and resulted in a reduction in the quantity of LNG that BG was able to take equal to or greater than 50% of the annual contract quantity during that period; (ii) Sabine Liquefaction failed to make available to BG 7 consecutive cargoes, or 20 cargoes during any 12-month period; or (iii) the first LNG train had not commenced commercial operations at the Sabine Liquefaction facility within 180 days after the date designated for the first commercial delivery. During any event of force majeure declared by BG or Sabine Liquefaction, BG will continue to be obligated to pay the fixed sales charge subject to reduction under certain circumstances.
Sabine Liquefaction would have the right to terminate the SPA if: (i) the guaranty provided by BG Parent or a successor guarantor ceased to be in effect for longer than 10 business days; (ii) BG or its guarantor failed to execute certain agreements with financial lenders; (iii) BG failed to comply with applicable trade laws; or (iv) BG violated provisions of the SPA restricting parties to which LNG can be marketed and sold.
Either party would have the right to terminate the SPA if: (i) a bankruptcy event (as defined in the SPA) occurred with respect to the other party; (ii) the other party failed to pay amounts due under the SPA in excess of US$20 million; (iii) the other party's business practices caused it to violate certain applicable laws; (iv) the conditions to the commencement of the 20-year term specified in the SPA were not satisfied or waived by December 31, 2012, or a later date if so agreed by BG and Sabine Liquefaction; or (v) the first LNG train had not timely commenced commercial operations.
Under the SPA, Sabine Liquefaction and BG will be responsible for their respective taxes, and each may assign the SPA in its entirety to its respective affiliates. Other assignments are permitted only with consent as provided in the SPA.
The descriptions of material terms of the SPA set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the full text of the SPA, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 8.01    OTHER EVENTS.
A copy of the press release relating to the SPA is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
d) Exhibits

Exhibit
Number	Description

10.1*
LNG Sale and Purchase Agreement (FOB), dated October 25, 2011, between Sabine Pass Liquefaction, LLC (Seller) and BG Gulf Coast LNG, LLC (Buyer). (Incorporated by reference to Exhibit 10.1 to Cheniere Partners' Current Report on Form 8-K (SEC File No. 001-33366), filed on October 26, 2011)

99.1*	Press Release, dated October 26, 2011. (Incorporated by reference to Exhibit 99.1 to Cheniere Partners' Current Report on Form 8-K (SEC File No. 001-33366), filed on October 26, 2011)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	October 26, 2011	By:	/s/ Meg A. Gentle
			Name:	Meg A. Gentle
			Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1*
LNG Sale and Purchase Agreement (FOB), dated October 25, 2011, between Sabine Pass Liquefaction, LLC (Seller) and BG Gulf Coast LNG, LLC (Buyer). (Incorporated by reference to Exhibit 10.1 to Cheniere Partners' Current Report on Form 8-K (SEC File No. 001-33366), filed on October 26, 2011)

99.1*	Press Release, dated October 26, 2011. (Incorporated by reference to Exhibit 99.1 to Cheniere Partners' Current Report on Form 8-K (SEC File No. 001-33366), filed on October 26, 2011)

* Filed herewith.